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                                                                    EXHIBIT 99.2

                         FORM OF STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT
                                     BETWEEN
                            HAMMERHEAD NETWORKS, INC.
                                 (THE "COMPANY")
                                       AND
                                   [_________]
                                (THE "OPTIONEE")

                                [_________], 2000

        1. The Company hereby grants to the Optionee, pursuant to the Company's 1999 Omnibus Stock Plan (the "Plan"), and the Optionee hereby accepts, the right and option (the "Option") to purchase all and any part of an aggregate of [______] shares of the Company's Common Stock, $.0001 par value, at a price of $0.03 per share (the "Option Price") on the terms and conditions herein set forth and of the Plan, a copy of which is attached to this Agreement and which is incorporated herein by reference. The Option is intended to be an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended. The effective date of this option agreement is [___________], 2000 (the "Effective Date").

        2. Subject to the provisions of Sections 3, 4, 6, 7 and 8, the Option shall be exercisable immediately.

        3. (a) Of the shares issuable and/or issued upon the exercise of the Option, [____] shares, representing 25% of the aggregate number of shares for which this option is exercisable, shall vest and become "Vested Shares" on the date one year from the date of the Effective Date, an additional [____] shares, representing 6.25% of the aggregate number of shares for which this option is exercisable shall vest and become "Vested Shares" on each three month anniversary thereafter. All shares issued and/or issuable upon the exercise of the Option other than Vested Shares shall be "Unvested Shares." In the event the Optionee ceases to serve as an employee of the Company, whether voluntarily or involuntarily, for any reason, the Company may within 180 days after the date of such termination exercise its repurchase option under this Section 3 to purchase all or any portion of shares that were Unvested Shares on the date of such termination at a per share price equal to the Option Price.

           (b) In the event the Company exercises it repurchase option as set forth herein, the Company shall give to the Optionee a written notice specifying the number of Unvested Shares it is electing to repurchase, the price thereof, and the time for a closing hereunder, which closing shall be held at the Company's principal office and shall occur no earlier than 10 days and no later than 20 days after the date such notice is given. Upon the date of any such notice from the Company, the interest of the Optionee in the Unvested Shares shall automatically terminate, except for the Optionee's right to receive payment from the Company for such Unvested Shares.

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           (c) If the Company exercises its repurchase option hereunder, the
Optionee shall at the closing duly endorse for transfer the certificate(s) representing the Unvested Shares to be sold to the Company, and the Company shall deliver to the Optionee the purchase price for such Unvested Shares.

           (d) The Optionee agrees to deliver and deposit with the Secretary of the Company, or such other person as designated by the Company, as escrow agent, a stock assignment duly endorsed (with date and number of shares blank) with the certificate or certificates evidencing any shares issued upon the exercise of the Option until the first to occur of (i) such shares becoming Vested Shares and (ii) the Company's failure to exercise its repurchase option pursuant to this section 3.

        4. The Option shall, to the extent not theretofore exercised, expire and become void ten years from the date hereof.

        5. Except as provided in sections 6, 7 and 8 and subject to sections 2, 3 and 4, the Option shall expire 60 days following the date on which the Optionee ceases to be an employee of the Company or one of its subsidiaries.

        6. Subject to sections 2, 3, 4, 7 and 8, the Optionee may, at any time or times during the 60 days following the date on which the Optionee ceases to be an employee of the Company, exercise the Option in whole or in part with respect to shares under the Option not theretofore purchased, in the same manner and to the same extent that the Optionee could have exercised the Option at the date on which the Optionee ceased to be an employee of the Company.

        7. Subject to sections 2, 3 and 4, in case of the Optionee's death, the Option shall be exercisable, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of the Optionee's death, by the Optionee's estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, until the earlier of the scheduled expiration date of the Option and 180 days from the Optionee's death.

        8. Subject to sections 2, 3 and 4, if the Optionee ceases to be an employee of the Company by reason of disability, the Optionee shall have the right to exercise the Option held by the Optionee on the date of termination of service, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the scheduled expiration date of the Option and 180 days from such date of the termination.

        9. The Option is exercisable, in whole or in part, by delivering to the office of the Company written notice of the number of shares with respect to which the Option is being exercised accompanied by full payment of the Option Price for such shares.


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        10. The Option is not transferable by the Optionee, except by will, by the laws of descent and distribution or by operation of a "qualified domestic relations order," as that term is defined in the Plan and is exercisable during the lifetime of the Optionee only by the Optionee, the Optionee's guardian or legal representative, or by the assignee under such a "qualified domestic relations order."

        11. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the Optionee becomes the holder of record of such shares, and no adjustment shall be made, except for adjustments made pursuant to section 12, for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights in respect of such shares for which the record date is prior to the date on which he becomes the holder of record thereof.

        12. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the Common Stock, the Optionee upon exercising the Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising the Option and, in addition thereto (at no additional cost), such number of shares of Common Stock, and such amount of cash in lieu of fractional shares, as he would receive if he had been the holder of the shares as to which he is exercising the Option at all times between the date of grant of the Option and the date of its exercise.

        13. No fractional shares shall be issued under the Plan. Any fractional shares that, but for this paragraph, would have been issued pursuant to the Option shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the Optionee shall receive from the Company cash in lieu of such fractional shares.

        14. In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to conditions stated in the Plan, to purchase such number of shares of common stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock that such Optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

        15. The Optionee agrees to notify the Company in writing immediately after the Optionee makes any disqualifying disposition of any Common Stock received pursuant to the exercise of the Option (a "Disqualifying Disposition"). Disqualifying Dispositions means any disposition (including any sale) of such stock before the later of (a) two years after the Optionee was granted the Option under which the Optionee acquired such stock or (b) one year after the Optionee acquired such stock by exercising such Option.


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        16. By his acceptance of this Option, the Optionee agrees that he is subject in all respects to the foregoing terms and conditions and to the Plan. This Agreement shall be binding on and inure to the benefit of the executor, administrator, legatees, heirs, legal representatives and assigns of the Optionee and the successors and permitted assigns of the Company.

        17. Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this Option, the Optionee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this Option.

        18. Legality of Initial Issuance. No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

            (a) It and the Optionee have taken any actions required to register the Shares under the Securities Act of 1933, as amended (the "Securities Act") or to perfect an exemption from the registration requirements therefrom;

            (b) Any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and

            (c) Any other applicable provision of state or federal law has been satisfied.

        19. No Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Agreement to comply with any law.

        20. Securities Law Restrictions. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

        21. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company's initial public offering, the Optionee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or otherwise transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Company's equity securities without the prior written


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consent of the Company or its underwriters. Such restriction (the "Market
Stand-Off") shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters, however, in no event shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Company's initial public offering. The Company's underwriters shall be beneficiaries of the agreement set forth in this Subsection (b). This Subsection (b) shall not apply to Shares registered in the public offering under the Securities Act, and the Optionee shall be subject to this Subsection (b) only if the directors and officers of the Company are subject to similar arrangements.

        22. (a) Investment Intent at Grant. The Optionee represents and agrees that the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.

            (b) Investment Intent at Exercise. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

        (c) Legends. All certificates evidencing Shares purchased under this Agreement shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

        "THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

            (d) Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

            (e) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 22 shall be conclusive and binding on the Optionee and all other persons.

        23. Rights as a Stockholder. The Optionee shall not have any rights as a stockholder with respect to any Shares subject to this Option until the Optionee becomes entitled to receive such Shares by filing a notice of exercise and paying the full purchase price therefor.


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        24. No Retention Rights. Nothing in this Option or in the Plan shall confer upon the Optionee any right to continued employment for any period of specific duration or interfere with or otherwise restrict in any way the rights of any Related Company or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without Cause.

        25. Entire Agreement; Relationship to Plan. This Agreement and the Plan constitute the entire understanding between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Option contained in this Agreement has been granted pursuant to the Plan, and is in all respects subject to the terms, conditions and definitions of the Plan. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that all decisions under and interpretations of the Plan by the Board or Committee shall be final, binding and conclusive upon the Optionee and his permitted heirs, executors, administrators, successors and assigns.

            26. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of, The Commonwealth of Massachusetts, without regard to its choice of law principles.

            27. Taxes. In the event that it is determined by the Company's advisers that this option agreement would result in the payment of any amount in connection with an acquisition or other corporate transaction involving the Company which payment would not be deductible by reason of 280G of the Code, the Optionee shall subject the retention of such number of shares issued and/or issuable upon exercise of this Option as gives rise to such non-deductibility to approval by such number of shareholders of the Company as is required by the terms of Section 280G(b)(5)(B) and in a manner which satisfies all applicable requirements of such Code Section 280G(b)(5)(B) and the proposed Treasury Regulation thereunder, including (without limitation) Q-7 of Section 1.280G-1 of such proposed regulations.

        The acquisition of the Shares may result in adverse tax consequences that may be avoided or mitigated by filing an election under Section 83(b) of the Code. Under current law, such election may be filed only within 30 days after the date of purchase. THE OPTIONEE SHOULD CONSULT WITH HIS OR HER TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE SHARES SUBJECT TO THIS OPTION AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE CODE SECTION 83(b) ELECTION. THE OPTIONEE ACKNOWLEDGES THAT IT IS HIS OR HER SOLE RESPONSIBILITY, AND NOT THAT OF THE COMPANY, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF THE OPTIONEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.


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        IN WITNESS WHEREOF, the Company and has caused this instrument to be executed as of the date first above written.

                                            HAMMERHEAD NETWORKS, INC.



                                            By:_____________________________







OPTION HOLDER:



____________________________________

Print Name:_________________________